UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): June 6, 2005

Rock-Tenn Company

(Exact name of registrant as specified in charter)

Georgia (State or Other Jurisdiction of Incorporation)	0-23340 (Commission File Number)	62-0342590 (IRS Employer Identification No.)

504 Thrasher Street, Norcross, Georgia (Address of principal executive offices)	30071 (Zip Code)

(770) 448-2193
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Senior Credit Facility

On June 6, 2005, Rock-Tenn Company (which we refer to as “Rock-Tenn”) and Rock-Tenn Company of Canada, a subsidiary of Rock-Tenn, entered into a Credit Agreement (which we refer to as the “Senior Credit Facility”) with the following credit facility parties:

•	Wachovia Bank, National Association (which we refer to as “Wachovia Bank”) and Bank of America, N.A., acting through its Canada branch, as the lenders;

•	Wachovia Capital Markets, LLC (which we refer to as “Wachovia Capital Markets”), SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc. (which we refer to as “SunTrust Robinson Humphrey”), and Bank of America Securities, as the joint book runners;

•	Wachovia Capital Markets and SunTrust Robinson Humphrey, as the joint lead arrangers;

•	SunTrust Bank, as syndication agent; and

•	Bank of America, N.A., as documentation agent.

In addition, the following subsidiaries of Rock-Tenn entered into the Senior Credit Facility as guarantors (which we refer to collectively as the “Rock-Tenn Guarantors”): Rock-Tenn Converting Company, Waldorf Corporation, PCPC, Inc., Rock-Tenn Company, Mill Division, LLC, Rock-Tenn Packaging and Paperboard, LLC, Rock-Tenn Mill Company, LLC, Rock-Tenn Shared Services, LLC, Rock-Tenn Services, Inc., Alliance Display, LLC, Rock-Tenn Packaging Company, Rock-Tenn Company of Texas, Rock-Tenn Partition Company, Rock-Tenn Real Estate, LLC, Ling Industries Inc., 9124-1232 Quebec Inc., Groupe Cartem Wilco Inc., Wilco Inc., and Ling Quebec Inc.

The Senior Credit Facility includes revolving credit and term loan facilities in the aggregate principal amount of $700 million. The Senior Credit Facility is pre-payable at any time and is scheduled to expire on June 6, 2010. Borrowings in the United States under the Senior Credit Facility bear interest based either upon (1) LIBOR plus an applicable margin (which we refer to as “LIBOR Loans”) or (2) the Federal funds rate for Federal Reserve System overnight borrowing transactions plus an applicable margin (which we refer to as “Base Rate Loans”). The applicable margin for determining the interest rate applicable to LIBOR Loans ranges from 0.875% to 1.750% of the aggregate borrowing availability based on the ratio of our consolidated funded debt to a financial measure that is referred to as EBITDA in the documentation for our Senior Credit Facility and is calculated based on earnings before interest, taxes, depreciation and amortization less special items (which we refer to as “Credit Agreement EBITDA”). The applicable margin for determining the interest rate applicable to Base Rate Loans ranges from 0.000% to 0.750% of the aggregate borrowing availability based on the ratio of our consolidated funded debt to Credit Agreement EBITDA. The applicable percentage for determining the facility commitment fee ranges from 0.175% to 0.400% of the aggregate borrowing availability based on the ratio of our consolidated funded debt to Credit Agreement EBITDA. At June 6, 2005, the applicable margin for determining the interest rate applicable to LIBOR Loans and the applicable margin for determining the interest rate applicable to Base Rate Loans were 1.750% and 0.750%, respectively. The facility commitment fee at June 6, 2005 was 0.400%.

The Senior Credit Facility is secured by the following:

•	The following property of Rock-Tenn and the Rock-Tenn Guarantors, as specified in the Senior Credit Facility: inventory and general intangibles, including, without limitation, specified patents, patent licenses, trademarks, trademark licenses, copyrights and copyright licenses.

•	The real and personal property of the Pulp and Paperboard and Paperboard Packaging (which we refer to as “GSPP”) business of Gulf States Paper Corporation, a Delaware corporation (which we refer to as “Gulf States”), that Rock-Tenn and its affiliates acquired on June 6, 2005, as described below under Item 2.01.

Rock-Tenn and the Rock-Tenn Guarantors have made customary representations and covenants in the agreement documenting the Senior Credit Facility, including restrictive covenants regarding the maintenance of financial ratios, the creation of additional long-term and short-term debt, the creation or existence of certain liens, the occurrence of certain mergers, acquisitions or disposals of assets and certain leasing arrangements, the occurrence of certain fundamental changes in the primary nature of our consolidated business, the nature of certain investments, and other matters.

Cautionary Statements

The representations, warranties and covenants made by the parties in the agreement documenting the Senior Credit Facility are qualified by information in disclosure schedules that the parties exchanged in connection with the execution of the agreement. Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Rock-Tenn or any of Rock-Tenn’s affiliates.

2005 Incentive Plan

On June 6, 2005, our compensation and options committee (which we refer to as the “Committee”) adopted and approved the 2005 Shareholder Value Creation Incentive Plan (which we refer to as the “2005 Incentive Plan”).

The following description of the 2005 Incentive Plan is a summary only and does not purport to be complete. The summary is qualified in its entirety by reference to the 2005 Incentive Plan.

Plan Description

Purpose of Plan.  The 2005 Incentive Plan is intended to allow us to (1) achieve the goals that we established to value the acquisition of the GSPP business from Gulf States, as described in Item 2.01 below, including (a) administrative and operating synergies related to the acquired GSPP business and (b) the reduction of debt incurred to finance the acquisition and (2) provide plan participants with a meaningful reward for their role in achieving these goals.

Types of Awards.   The 2005 Incentive Plan permits the granting of cash incentive awards.

Administration and Eligibility.   The 2005 Incentive Plan will be administered by the Committee. The Committee has the authority to select eligible persons to whom cash awards under the 2005 Incentive Plan are granted and to set the terms, conditions and provisions of such awards, consistent with the terms of the plan. The Committee may grant awards under the 2005 Incentive Plan to those of our employees or employees of our subsidiaries or certain affiliates as the Committee may select.

Grants.   Each participant designated by the Committee will receive an award having threshold, target and maximum potential values designated in the grant. The Committee will use these values together with threshold, target and maximum performance goals included in each award, as described below under the heading “Performance Goals,” to determine the value of the award that each participant will receive.

All grants vest upon completion of service to the following dates:

All grants with target value less than $100,000 vest 100% on	September 30, 2007, payable on November 1, 2007

All grants with target value $100,000 or greater vest:
50% on	September 30, 2007, payable on November 1, 2007
50% on	September 30, 2008, payable on October 1, 2008

Any grant to a participant whose employment terminates for any reason prior to vesting will terminate and have no value, except (i) as the Committee, in its sole discretion, may determine otherwise and (ii) that any unvested portion of a grant to any participant who becomes disabled (as defined in Section 409A of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”)) or dies after September 30, 2007 and prior to September 30, 2008, will vest on the date of disability (as defined in Section 409A of the Code) or death and be payable as soon as practical thereafter; provided that the payment to any specified employees (as defined in Section 409A of the Code) will be made not sooner than six months after the termination of employment.

Performance Goals.

Except as otherwise provided by the Committee, the value of any grant under the 2005 Incentive Plan will be determined on the basis of the achievement of the following two performance metrics:

•	Realized Synergies: The amount of synergies from the acquisition of the GSPP operations and actions taken to improve the efficiency and effectiveness of the combined operations thereafter realized and sustained will be measured at the end of our fiscal year ending September 30, 2007 to establish the then annualized run rate of realized and sustained synergies. The value of any portion of an award measured by realized synergies will be determined by the Committee based on the relationship of the realized synergies to threshold, target and maximum amounts specified in the plan.

•	Debt to Adjusted EBITDA: The Committee will calculate the ratio of our consolidated debt as of September 30, 2007 to an annualized adjusted EBITDA amount for the period April 1, 2007 to September 30, 2007 in accordance with the rules set forth in the 2005 Incentive Plan and summarized below under the heading “Adjusted EBITDA Calculation.” The value of any portion of an award measured by the Debt to Adjusted EBITDA ratio will be determined by the Committee based on the relationship of the calculated ratio to threshold, target and maximum amounts specified in the plan.

Adjusted EBITDA Calculation:   Under the 2005 Special Incentive Plan, the Committee will calculate adjusted EBITDA in accordance with our published financial statements, except that the Committee will adjust such calculations to exclude the effect of non-recurring items of gain or loss and other special items specified in the plan, including, without limitation, certain effects related to discontinued or sold operations, plant closings, severance costs, extraordinary items, the cumulative effect of accounting changes, any adjustments made to accounting records that relate to prior periods, asset impairment charges, the effect of new accounting pronouncements with which we comply and the costs of our Durafresh patent litigation. For a description of this litigation, see the disclosure under the caption “Business — Patents and Other Intellectual Property” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2004 as updated by the disclosure under the caption “Legal Proceedings” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005. The Committee also may, in its sole discretion, exclude the results of acquired operations and reduce debt by the purchase price therefor.

Change in Control.   In the event of a change in control, as defined in the regulations under Section 409A of the Code, all awards granted under the 2005 Incentive Plan will vest 100% at maximum value.

Grants

On June 6, 2005, the Committee also granted awards under the 2005 Incentive Plan. The maximum value of the award for James A. Rubright, our Chief Executive Officer, was $2 million. The maximum value of the awards for other executive officers and the employee director receiving awards ranged from $166,700 to $500,000. Except as described below, the awards were based 50% on each of the two performance metrics included in the 2005 Incentive Plan, as described above under the heading “Performance Goals” (which we refer to as the “Standard

Performance Metrics”). An award to the employee director and an award to one of our executive officers incorporated performance metrics that included only one of the Standard Performance Metrics. These two awards were based 50% on the Standard Performance Metric that is the ratio of Debt to Adjusted EBITDA, which is described above under the heading “Performance Goals,” and 50% on the basis of the metric described below:

•	The award granted to Russell Currey, a Rock-Tenn director who is also Executive Vice President and General Manager – Corrugated Packaging Division, was based 50% on the achievement of threshold, target and maximum performance goals tied to forecast economics of our corrugated sheet stock manufacturing facility located in Athens, Alabama, that we acquired in August 2004 measured by adjusted EBIT as a percentage of plan for six months ending September 30, 2007.

•	The award granted to James Einstein, an executive officer who is Executive Vice President and General Manager Alliance division, was based 50% on the achievement of threshold, target and maximum performance goals tied to the Alliance Division’s adjusted EBIT for fiscal 2007.

With respect to the awards to Messrs. Currey and Einstein, the Committee will calculate adjusted EBIT in a manner that is substantially similar to its calculation of adjusted EBITDA, as described above under the heading “Performance Goals.”

Item 1.02.    Termination of a Material Definitive Agreement

Credit Agreement

On June 6, 2005, contemporaneously with the execution and delivery of the Senior Credit Facility, Rock-Tenn satisfied its obligations under and terminated the Credit Agreement (which we refer to as the “Terminated Credit Facility”), dated as of June 30, 2000, among Rock-Tenn and certain of its affiliates, the lenders listed therein, SunTrust Bank, as agent, Bank of America, N.A., as syndication agent and Wachovia Bank, N.A., as Documentation Agent (which we filed with the Securities and Exchange Commission (which we refer to as the “SEC”) as Exhibit 10 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000), as amended by (1) the First Amendment to Credit Agreement dated as of April 6, 2001, by and among Rock-Tenn and certain of its affiliates, the lenders listed therein, SunTrust Bank, as agent, Bank of America, N.A., as syndication agent, and Wachovia Bank, N.A., as documentation agent (which we filed with the SEC as Exhibit 10 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001), (2) the Second Amendment to Credit Agreement dated as of July 26, 2001, by and among Rock-Tenn and certain of its affiliates, the lenders listed therein, SunTrust Bank, as agent, Bank of America, N.A., as syndication agent, and Wachovia Bank, N.A., as documentation agent (which we filed with the SEC as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended September 30, 2001), (3) the Third Amendment to Credit Agreement dated as of March 31, 2003, by and among Rock-Tenn and certain of its affiliates, the lenders listed therein, SunTrust Bank, as agent, Bank of America, N.A., as syndication agent, and Wachovia Bank, N.A., as documentation agent (which was Exhibit 99.2 to our Current Report on Form 8-K that we filed with the SEC on April 14, 2003), and (4) the Fourth Amendment to Credit Agreement dated as of December 7, 2004, by and among Rock-Tenn and certain of its affiliates, the lenders listed therein, SunTrust Bank, as agent, Bank of America, N.A., as syndication agent, and Wachovia Bank, N.A., as documentation agent (which we filed with the SEC as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended September 30, 2004).

On June 6, 2005, there was no outstanding balance under the Terminated Credit Facility. We incurred no early termination penalties in connection with the termination of the Terminated Credit Facility.

Item 2.01.    Completion of Acquisition or Disposition of Assets

On June 6, 2005, Rock-Tenn and certain related entities (which we refer to collectively with Rock-Tenn as the “Buyer”) acquired, pursuant to an Asset Purchase Agreement (which we refer to as the “Purchase Agreement”) with Gulf States and certain of its related entities (which we refer to collectively with Gulf States as the “Seller”), substantially all of the assets of the Seller’s GSPP business and assumed certain of the Seller’s related liabilities for a purchase price of $540 million in cash (which we refer to collectively as the “Acquisition”). We previously disclosed the material terms and conditions of the Purchase Agreement in our Current Report on Form 8-K that we filed with the SEC on May 4, 2005, which we incorporate by reference herein. As we previously disclosed, the purchase price is subject to post-closing adjustments to reflect, among other things, changes in the Seller’s working capital related to the Seller’s GSPP business and certain pre-closing capital expenditures.

We financed the Acquisition, including related costs, with financing from the Senior Credit Facility into which we entered contemporaneously with the closing of the Acquisition, as described above under Item 1.01, financing from our existing asset securitization facility, and cash on hand. The Senior Credit Facility is secured, in part, by the GSPP assets and inventory we acquired in the Acquisition, as described above under Item 1.01.

Item 9.01.   Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

In accordance with the requirements of this item, we expect to file the financial statements required by this item with respect to the acquired GSPP business no later than August 19, 2005.

(b)	Pro-forma financial information.

In accordance with the requirements of this item, we expect to file the pro forma financial information required by this item with respect to the acquired GSPP business no later than August 19, 2005.

(c)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK-TENN COMPANY (Registrant)
Date: June 10, 2005	By:	/s/ Steven C. Voorhees
Steven C. Voorhees
Executive Vice-President and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer and duly authorized officer)